UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 7, 2019

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On June 7, 2019, Comstock Resources, Inc., a Nevada corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Covey Park Energy LLC, a Delaware limited liability company (“Covey Park”), New Covey Park Energy LLC, a Delaware limited liability company (“Holdings”) and solely for purposes of Section 5.14 thereof, Covey Park Energy Holdings LLC, a Delaware limited liability company (“Current Holdings”), pursuant to the terms of which Covey Park shall merge with and into the Company, with the Company as the surviving entity of such merger (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, all of the equity of Covey Park that is issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive (i) 28,833,000 shares of common stock, $0.50 par value per share of the Company (the “Common Stock”) (subject to the terms and conditions of the Merger Agreement) (such shares of Common Stock, the “Common Stock Consideration”), (ii) 210,000 shares of preferred stock, $10.00 par value per share (“Preferred Stock”), of the Company newly designated as Series A Preferred Stock (the “Preferred Stock Consideration” and, together with the Common Stock Consideration, the “Stock Consideration”), and (iii) cash in an amount equal to $700.0 million plus the Series A Preferred Balance (as defined in the Merger Agreement) (the “Cash Consideration” and together with the Stock Consideration, the “Merger Consideration”).

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties by the parties thereto. None of the representations and warranties of the parties included in the Merger Agreement survive the closing of the transactions.

The Merger Agreement contains customary pre-closing covenants of the parties, including the obligation of the Company and Covey Park (together with its subsidiaries) to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions.

Conditions to the Parties’ Obligations under the Merger Agreement

The closing of the Merger Agreement is subject to the satisfaction of customary closing conditions, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as the mailing of a written information statement of the type contemplated by Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) containing the information specified in Schedule 14C under the Exchange Act concerning the transactions contemplated by the Merger Agreement to the Company’s stockholders at least twenty (20) days prior to the Closing Date.

There can be no assurance that these closing conditions will be satisfied.

Termination Rights

The Merger Agreement contains certain customary termination rights, subject to certain conditions and exceptions, including, among others, in the event of the following: (i) if the closing has not occurred by November 30, 2019 (the “End Date”); (ii) by mutual written agreement of the Company and Covey Park; (iii) if the consummation of the transactions is prohibited by law; and (iv) for breach of a representation, warranty, covenant or other agreement by a party which has not been cured by the earlier of (x) 30 days following written notice from the other party of such breach and (y) the End Date.

If the Merger Agreement is terminated in accordance with its terms, other than certain specified liabilities that may become payable in certain circumstances, the Merger Agreement will become void and of no effect, without any liability or obligation on the part of the Company, on the one hand, or Covey Park and Holdings, on the other hand (except to the extent that such termination results from the willful and material breach by a party or fraud), other than certain specified sections of the Merger Agreement. In the event Covey Park terminates the Merger Agreement as a result of the Company’s inability to secure the necessary debt financing to consummate the Merger, the Company shall be responsible for a financing termination fee in the amount of $100 million, which shall be payable to Covey Park within five (5) business days following the termination of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference.

Subscription Agreement

In connection with the Merger, on June 7, 2019, the Company entered into a subscription agreement (the “Subscription Agreement”) with each of Arkoma Drilling CP, LLC, a Texas limited liability company (“Arkoma”) and Williston Drilling CP, LLC, a Texas limited liability company (“Williston” and, together with Arkoma, the “Jones Purchasers”), pursuant to which the Jones Entities shall purchase, and the Company shall issue and sell to the Jones Purchasers in the aggregate: (i) 50,000,000 shares of Common Stock for total consideration of $300 million; and (ii) 175,000 shares of Preferred Stock newly designated as Series B Preferred Stock (“Series B Preferred Stock”)  for total consideration of $175 million.

The Subscription Agreement contains customary representations and warranties by the parties thereto.  None of the representations and warranties of the parties included in the Subscription Agreement survive the closing of the transactions.  The closing of the transactions contemplated under the Subscription Agreement is subject to customary closing conditions including that all representations and warranties are true and correct in all material respects at closing, each party has performed all pre-closing covenants, and no action is pending or threatened to enjoin closing of the transactions contemplated under the Subscription Agreement and that the Merger is to be closed.

The foregoing description of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Shareholders Agreement

Concurrent with the execution of the Merger Agreement, the Company, Arkoma Drilling L.P., Williston Drilling, L.P., the Jones Purchasers, New Covey Park Energy LLC, Comstock Resources, Inc., and Jerral W. Jones, an individual resident of the State of Texas entered into a Shareholders Agreement (the “Shareholders Agreement”). The parties to the Shareholders Agreement, which will become effective upon the closing of the Merger, entered into the Shareholders Agreement to establish various arrangements with respect to the governance of the Company after the closing of the Merger and the other transactions contemplated by the Merger Agreement.  The foregoing description of the Shareholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Shareholders Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated into this Item 1.01 by reference.

Amended and Restated Registration Rights Agreement

In connection with the transactions contemplated by the Merger Agreement, the Company, Arkoma Drilling, L.P. and Williston Drilling, L.P. will amend and restate the Registration Rights Agreement dated August 3, 2018 that was entered among the parties by entering into the Amended and Restated Registration Rights Agreement (the “A&R Registration Agreement”). The A&R Registration Agreement will add the Jones Purchasers and New Covey Park Energy LLC as parties thereto and provide the Holders with customary registration rights. The A&R Registration Agreement will, among other things, require the Company to file, not later than 45 days after closing, a shelf registration statement under the Securities Act to permit the public resale of all of the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act. In certain circumstances, and subject to certain qualifications and limitations, holders of Registerable Securities will have piggyback registration rights on offerings of Common Stock by the Company as well as the right to request that the Company initiate an Underwritten Offering (as defined in the A&R Registration Agreement) when they reasonably expect certain gross proceeds from any such Underwritten Offering. The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The description of the Merger and the Stock Sale described in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Preferred Stock Consideration to be issued pursuant to the Merger will be issued in reliance on an exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and/or other exemptions thereunder, as promulgated by the SEC under the Securities Act.

The Common Stock and Series B Preferred Stock to be issued pursuant to the Subscription Agreement will be issued in reliance on an exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and/or other exemptions thereunder, as promulgated by the SEC under the Securities Act.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 7, 2019, Arkoma Drilling, L.P. (“Arkoma LP”) and Williston Drilling, L.P. (“Williston LP” and together with Arkoma LP, the “Principal Stockholders”), delivered to the corporate secretary of the Company an irrevocable written consent adopting and approving the Merger Agreement and the Amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the authorized shares of: (a) capital stock of the Company from 160,000,000 shares to 405,000,000 shares; and (b) Common Stock from 155,000,000 shares to 400,000,000 shares. The Principal Stockholders also waived any preemptive rights relating to the Stock Issuance and the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock and Series B Preferred Stock. As of June 7, 2019, the Principal Stockholders held shares of Common Stock representing approximately 83.56% of the voting power of all outstanding shares of Common Stock. Accordingly, the adoption of the Merger Agreement by the Company’s stockholders was effected in accordance with the Nevada Revised Statues on June 7, 2019. No further approval of the stockholders of the Company is required to adopt the Merger Agreement or the Merger.

Item 8.01	Other Events

On June 10, 2019, the Company issued a press release announcing the Merger Agreement and the transactions contemplated therein as well as other matters relating to the transactions. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
Exhibit 2.1	Agreement and Plan of Merger, dated June 7, 2019, by and among the Company, Covey Park Energy LLC, New Covey Park Energy LLC and Covey Park Energy Holdings LLC
Exhibit 10.1	Subscription Agreement, dated June 7, 2019, by and among the Company, Arkoma Drilling CP, LLC and Williston Drilling CP, LLC
Exhibit 10.2

Shareholders Agreement, dated June 7, 2019, by and among the Company,  Arkoma Drilling CP, LLC, Williston Drilling CP, LLC, Arkoma Drilling, L.P., Williston Drilling, L.P., New Covey Park Energy LLC and Jerral W. Jones

Exhibit 10.3

Amended and Restated Registration Rights Agreement, dated June 7, 2019, by and among the Company,  Arkoma Drilling, L.P., Williston Drilling, L.P., Arkoma Drilling CP, LLC, Williston Drilling CP, LLC, New Covey Park Energy LLC and Jerral W. Jones

Exhibit 99.1	Press Release dated June 10, 2019

* The schedules and exhibits to the merger agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: June 10, 2019	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer